UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 20, 2006 ev3 Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51348	32-0138874
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9600 54th Avenue North, Suite 100 Plymouth, Minnesota		55442
(Address of Principal Executive Offices)		(Zip Code)

(763) 398-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into a Material Definitive Agreement.

Fiscal 2006 Performance Incentive Plan.   On January 20, 2006, the Compensation Committee of the Board of Directors of ev3 Inc. approved the terms of an Executive Performance Incentive Plan pursuant to which executive officers of ev3 Inc. and its subsidiaries may earn quarterly cash bonuses based on ev3’s fiscal 2006 quarterly performance, as well as on specific individual performance measures.  The purpose of the performance incentive plan is to align the interests of ev3 and its subsidiaries, executive officers and stockholders by providing quarterly incentives for the achievement of key business and individual performance measures that are critical to the success of the company and linking a significant portion of each executive officer’s annual compensation to the achievement of such measures.

Each executive officer’s incentive payment under the plan for a particular quarter will vary depending upon the approved incentive pool funding level for that particular quarter, the executive officer’s base salary, the executive officer’s incentive target expressed as a percentage of base salary and the executive officer’s overall individual performance during that particular quarter.  The incentive pool funding is primarily based on achievement of four company performance measures:  worldwide revenue, worldwide operating expense, worldwide gross margin and earnings before interest, taxes, depreciation, amortization and stock based compensation expense.  The Compensation Committee also will take into consideration the relative performance by each division of ev3 with regard to divisional revenue, operating expenses, and gross margin in determining the incentive pool funding.  Based on performance as measured against these factors, executives are eligible to receive a bonus payment ranging from 40% to 50% of base salary.  The Compensation Committee has the authority to recognize individual performance and to provide appropriate differential incentive compensation.

Fiscal 2005 Performance Incentive Plan.   On January 20, 2006, the Compensation Committee also determined annual bonuses under ev3’s annual performance incentive plan for 2005.  Payouts were determined primarily on the achievement by the company of targeted revenue goals, with modifications based on individual performance.  Executive officers were eligible to receive a bonus payment ranging from 40% to 50% of their base salary.  Based on the company’s performance as measured against these goals, the following executive officers who are expected to be named as named executive officers in ev3’s 2006 annual proxy statement to stockholders will receive the following annual bonuses for 2005:

Name	Title	2005 Annual Bonus
James M. Corbett	President and Chief Executive Officer	$180,000
Pascal E.R. Girin	President, International	€95,657
Thomas C. Wilder III	President, Neurovascular Division	$121,433
Stacy Enxing Seng	President, Cardio Peripheral Division	$70,200
L. Cecily Hines	Vice President, Secretary and Chief Legal Officer	$74,955

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 26, 2006	ev3 Inc.

	By:	/s/ L. Cecily Hines
Name: L. Cecily Hines
Title: Vice President, Secretary and Chief Legal Officer